                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated March 28,
2006 in the Registration Statement of Equity Opportunity Trust, Value Select Ten
Series 2006C.

                                                    /s/ ERNST & YOUNG LLP
                                                         ERNST & YOUNG LLP

New York, New York
March 28, 2006